Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(27,660,620)
Unrealized Gain (Loss) on Market Value of Futures	25,026,160
Dividend Income	346
Interest Income	14,125
ETF Transaction Fees	2,450
Total Income (Loss)	$(2,617,539)

Expenses
General Partner Management Fees	$50,120
Professional Fees	13,023
Brokerage Commissions	22,330
Non-interested Directors' Fees and Expenses	490
Prepaid Insurance Expense	273
Total Expenses	86,236
Expense Waiver	(21,560)
Net Expenses	$64,676
Net Income (Loss)	$(2,682,215)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$82,492,110
Additions (1,750,000 Shares)	16,961,616
Net Income (Loss)	(2,682,215)

Net Asset Value End of Month	$96,771,511
Net Asset Value Per Share (8,500,000 Shares)	$11.38

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612